UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2023

The Beauty Health Company
(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2165 Spring Street
Long Beach, CA
(Address of principal executive offices)

90806
(Zip Code)
(800) 603-4996
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SKIN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, the Board of Directors (the “Board”) of The Beauty Health Company (the “Company”) appointed Marla Beck, age 53, as interim chief executive officer of the Company (the “Interim CEO”), for a 6-month term (the “Term”) effective November 20, 2023 (the “Effective Date”). Ms. Beck will replace Andrew Stanleick, who will step down from the role of chief executive officer of the Company, effective as of November 19, 2023. Mr. Stanleick will remain as an advisor to the Company until December 31, 2023, to assist with the transition.

Since June 6, 2022, Ms. Beck has served as a Class III director on the Board and as a member of the audit committee of the Board (the “Audit Committee”). In connection with her role as Interim CEO, Ms. Beck will resign as a member of the Audit Committee, but remain a member of the Board.

Ms. Beck is the co-Founder and former chief executive officer of Bluemercury, a high growth, disruptive omnichannel beauty retailer founded in 1999 and acquired by Macy’s Inc. in 2015. Ms. Beck led Bluemercury as CEO from 1999 to 2021, including as the chief executive officer of a division of Macy's (NYSE: M) from 2015 to 2021. Ms. Beck was responsible for all aspects of operations, including digital strategies, marketing, merchandising, loyalty programming, real estate, store expansion and development, finance, and human resources across 180 locations and 27 states. Ms. Beck is also the co-founder of M-61 Laboratories, the creators of clean, sustainable brands M-61 Powerful Skincare and Lune+Aster Cosmetics. Prior to founding Bluemercury, Ms. Beck was a consultant at McKinsey & Company.

Ms. Beck also serves as an independent director of The Children’s Place (NASDAQ: PLCE), where she has served on its audit committee and corporate responsibility, sustainability and governance committees. Furthermore, Ms. Beck serves as treasurer of the board of trustees at the Sidwell Friends School in Washington, D.C., and also serves on the board of directors at both Evenly Technologies and Glo Pharma. Ms. Beck served on the global advisory board of edX, a luxury beauty retail chain, and the executive and finance committees of the board of directors of the National Retail Federation.

There are no arrangements or understandings between Ms. Beck and any other person pursuant to which Ms. Beck was appointed to serve as the Interim CEO of the Company. There are no family relationships between Ms. Beck and any of the Company’s directors or executive officers. Ms. Beck has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Beck Offer Letter

In connection with her appointment as Interim CEO, the Company has entered into an offer letter with Ms. Beck, which will become effective as of the Effective Date (the “Offer Letter”), pursuant to which Ms. Beck will receive (i) a monthly base salary of $200,000 for a minimum of four months in the aggregate, even if the Term ends earlier than four months, (ii) restricted stock units (“RSUs”) with a grant-date value of $500,000.00, pursuant to the Company’s 2021 Incentive Award Plan, as amended or restated from time to time (the “Plan”), which RSUs will vest ratably on a monthly basis over the Term, and (iii) a lump sum cash bonus of $400,000 in the event a Change in Control (as defined in the Plan) is consummated prior to the expiration of the Term, or within thirty (30) days after the expiration of the Term.

Additionally, (i) if Ms. Beck incurs a termination of service due to (x) her death or disability, or (y) her resignation for Good Reason (as defined in the Offer Letter), then the RSUs will vest in full (to the extent then-unvested) upon the termination date, or (ii) if a Change in Control is consummated, then the RSUs will vest in full (to the extent then-unvested) immediately prior to the consummation of such Change in Control.

In addition, Ms. Beck will be entitled to all benefits available to other executives of the Company, including without limitation: health, dental, vision coverage, short and long-term disability, and life insurance, and the Company’s Executive Severance Plan (as a Tier 1 participant (as defined therein)), subject to the terms and conditions of such plans and programs.

The Offer Letter provides that, to the extent that any compensation, payment, award, benefit or distribution would be subject to an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax” and such compensation, payments, awards, benefits and distributions collectively, the “Parachute Payments”), Ms. Beck would be entitled to receive an additional payment (a “Make Whole Payment”) in an amount equal to the amount necessary such that the net amount of the Make Whole Payment retained by Ms. Beck, after deduction of any federal, state and local income taxes, employment tax and Excise Tax upon the payment provided by this Section, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Excise Tax imposed on the Parachute Payments.

In addition, pursuant to the Offer Letter, Ms. Beck agrees to be bound by certain non-compete and non-solicitation covenants contained therein. The Offer Letter contemplates at-will employment, which may be terminated by Ms. Beck or the Company at any time, provided, however, that if the Company elects to terminate the Offer Letter, the Board will provide Ms. Beck with one month’s advance written notice.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Current Report”) and incorporated herein by reference.

Stanleick Severance and Separation Agreement

The Company intends to enter into a separation agreement with Mr. Stanleick as soon as practicable in connection with his separation that will document any applicable payments or benefits to be provided to him in respect of such separation, including all pre-existing contractual separation payments and benefits that Mr. Stanleick is entitled to receive under the terms of his employment agreement and in connection with such separation, and the Company will file any such agreement as an exhibit to an amendment to this Current Report.

Item 7.01. Regulation FD Disclosures.

On November 13, 2023, the Company issued a press release announcing the appointment of Ms. Beck as the Company’s Interim CEO, a copy of which is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter with Marla Beck, dated November 13, 2023
99.1	Press Release, dated November 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2023	The Beauty Health Company

	By:	/s/ Michael Monahan
	Name:	Michael Monahan
	Title:	Chief Financial Officer